EXHIBIT 99.1

Consolidated Communications Announces Intention to Offer Senior Notes

MATTOON, Ill., June 3, 2015 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) ("Consolidated") announced today that its wholly-owned subsidiary, Consolidated Communications, Inc. (the "Issuer"), intends, subject to market and other customary conditions, to offer (the "Offering") $300 million in aggregate principal amount of 6.50% senior notes due 2022 (the "New Notes").

The New Notes are being offered as additional notes under an indenture pursuant to which the Issuer previously assumed the $200,000,000 aggregate principal amount of 6.50% Senior Notes due 2022 (the "Existing Notes") initially issued by Consolidated Communications Finance II Co. ("Finance Co."). The New Notes will be fully fungible with, rank equally to, and be treated as a single series with the Existing Notes and will have the same terms as the Existing Notes (except that New Notes issued pursuant to Regulation S will trade separately under different CUSIP/ISIN numbers until 40 days after the issue date of the New Notes, but thereafter any such holders may transfer their New Notes issued pursuant to Regulation S into the same CUSIP/ISIN numbers as the Existing Notes issued pursuant to Regulation S). The New Notes and the Existing Notes will vote as one class for all purposes under the indenture governing the Notes.

Consolidated intends to use the net proceeds of the Offering to redeem all of the Issuer's outstanding 10.875% Senior Notes due 2020, to repay a portion of outstanding borrowings under the Issuer's revolving credit facility and to pay related fees and expenses.

The New Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The New Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell the New Notes, nor a solicitation for an offer to purchase the New Notes or any other securities, nor shall there be any sales of New Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Consolidated

Consolidated is a leading communications provider within its eleven state operations. Headquartered in Mattoon, IL, Consolidated has been providing services in many of its markets for over a century. Consolidated leverages its advanced fiber optic network and multiple data centers to offer a wide range of communications services, including data, voice, video, managed services, cloud computing and wireless backhaul.

Safe Harbor

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include our ability to successfully integrate Enventis' operations and realize the synergies from the acquisition, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to shareholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", "plan", "should", "may", "will", "would", "will be", "will continue" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

CONTACT: Company Contact:
         Matt Smith
         Treasurer and VP of Finance & IR
         217-258-2959
         matthew.smith@consolidated.com